EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)Registration Statement (Form S-8 No. 333-36205) and related Prospectus pertaining to Zions Bancorporation Employee Investment Savings Plan, now known as the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan;
(ii)Registration Statement (Form S-8 No. 333-205422) and related Prospectus pertaining to Zions Bancorporation 2015 Omnibus Incentive Plan;
(iii)Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-205422;
(iv)Registration Statement (Form S-8 No. 333-130222) and related Prospectus pertaining to Amegy Bancorporation 1989 Stock Option Plan, Amegy Bancorporation 1993 Stock Option and Incentive Plan, and Amegy Bancorporation Amended and Restated Non-Employee Directors Deferred Fee Plan; and
(v)Registration Statement (Form S-3 No. 333-195408) and related Prospectus pertaining to the offering of debt and equity securities of Zions Bancorporation;

of our reports dated February 25, 2020, with respect to the consolidated financial statements of Zions Bancorporation, National Association and subsidiaries and the effectiveness of internal control over financial reporting of Zions Bancorporation, National Association and subsidiaries included in this Annual Report (Form 10-K) of Zions Bancorporation, National Association and subsidiaries for the year ended December 31, 2019.

/s/ ERNST & YOUNG LLP

Salt Lake City, Utah
February 25, 2020